SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                           Check the appropriate box:
                        Preliminary information statement
                  Confidential, for Use of the Commission Only
                       (as permitted by Rule 14c-5(d)(2))
                        Definitive information statement

                     FRANKLIN CREDIT MANAGEMENT CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
               Payment of filing fee (Check the appropriate box):
                                No fee required.
                     $125 per Exchange Rules 0-11(c)(i)(ii),
                              or 14c-5(g) and 0-11.
                    Fee computed on table below per Exchange
                          Act Rules 14c-5(g) and 0-11.
       (1) Title of each class of securities to which transaction applies:


        (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set-forth the amount on which the filing fee is calculated and state how it was determined):

              (4) Proposed maximum aggregate value of transaction:


                               (5) Total fee paid:

                      Fee paid previously with preliminary
                                   materials.

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                           (1) Amount previously paid:


                (2) Form, schedule or registration statement no.:

                                (3) Filing party:

                                 (4) Date filed:

                     FRANKLIN CREDIT MANAGEMENT CORPORATION


                              INFORMATION STATEMENT



                               GENERAL INFORMATION

GENERAL

     This Information Statement (the "Information Statement") is furnished to the holders of Common Stock, $0.01 par value per share (the "Common Stock"), of Franklin Credit Management Corporation (the "Company") in connection with certain actions taken by a Written Consent of Stockholders in Lieu of Special Meeting dated September 9, 1997 (the "Written Consent"). WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of Common Stock entitled to vote or give an authorization or consent in regard to the actions authorized by the Written Consent, of the actions having been taken by the Written Consent. All information set forth in this Information Statement assumes the effect of a stock dividend (the "Stock Dividend"), resulting in stockholders holding five shares for each share previously held, with a Record Date of August 20, 1997 and a Distribution Date of September 2, 1997.

     By  executing  and   delivering   the  Written   Consent  to  the  Company,
stockholders holding no less than a majority of the outstanding shares of the Company's Common Stock (the "Majority Stockholders") authorized the following actions taken by the Board of Directors of the Company (the "Board") on June 10, 1997: (i) the amendment (the "Charter Amendment") of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to
(x) increase the authorized capital stock of the Company to 25,000,000 shares from 10,000,000 shares and to create a new class of "blank check" preferred stock, $0.01 par value per share (the "Preferred Stock") consisting of 3,000,000 shares and (y) modernize the provisions of the Certificate of Incorporation governing indemnification of officers and directors of the Company; and (ii) an increase to 800,000 from 600,000 in the shares reserved for issuance under the 1996 Stock Incentive Plan (the "Plan").
RECORD DATE

     On September 9, 1997 (the "Record Date"), there were 5,510,385 shares of Common Stock outstanding and entitled to one vote upon each of the matters approved by the Written Consent. On the Record Date, the Majority Stockholders owned or had the right to vote 3,867,215 shares of Common Stock constituting approximately 70% of the Company's outstanding Common Stock. All of the shares of Common Stock, of which the Majority Stockholders owned or had the right to vote on the Record Date, consented to the actions authorized or taken by the Written Consent. Only stockholders of record of the Company at the close of business on the Record Date are entitled to receive this Information Statement.

ITEM 1.       INFORMATION REQUIRED BY
              ITEMS OF SCHEDULE 14A

1.     Date, time and place information:

     (a) The Written Consent was executed as of September 9, 1997 and delivered by the Majority Stockholders to the Company's principal executive offices at Six Harrison Street, New York, NY 10013.

     6. Voting Securities and Principal Holders Thereof: (a) As of September 9, 1997, there were 5,510,385 outstanding shares of Common Stock, each entitled to one vote on the matters authorized pursuant to the Written Consent.
     (b) Holders of Common Stock and entitled to vote where calculated, as of the Effective Date, to determine the number of shares constituting a majority of the outstanding shares of Common Stock (required to approve the Written Consent).
     (d) The following table sets forth, as of September 9, 1997, the number of shares of Common Stock (and the percentage of the Company's Common Stock) beneficially owned by (i) each person known (based solely on Schedules 13D or 13G filed with the Securities and Exchange Commission (the "Commission")) to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each Director and nominee for Director of the Company, (iii) the Named Executives (as defined in "Executive Compensation" below), and (iv) all Directors and Executive Officers of the Company as a group (based upon information furnished by such persons). Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or to direct the disposition of such security. In general, a person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

Name and Address              Number of Shares                 Percentage (%)
                             Beneficially Owned               of-Common Stock
Thomas J. Axon(1)(2)               2,981,120                        54.6%

Frank B. Evans, Jr.(1)(3)            902,930                        16.4%

Joseph Caiazzo(1)(4)                  53,550                          *

Vincent A. Merola                    295,935                         5.4%
25 Wildwood Court
Montvale, NJ 07645

Joseph Bartfield(1)(5)                99,790                         1.8%

Robert Chiste(1)(5)(6)                65,843                         1.2%

Steven W. Lefkowitz(1)(7)             88,250                         1.6%

Allan R. Lyons(1)(5)(8)               14,888                           *

William F. Sullivan(1)(9)             10,950                           *

Eugene T. Wilkinson(1)(5)             17,010                           *


All Directors and Executive Officers as a
group (9 persons)(10)              4,234,331                        74.4%
__________________________

*      Indicates beneficial ownership of less than one (1%) percent.
(1) Mailing address: c/o Franklin Credit Management Corporation, Six Harrison Street, New York, New York 10013.
(2) Includes 11,610 shares beneficially owned by Mr. Axon's mother, Ann Axon, with respect to which shares Mr. Axon disclaims beneficial ownership and 1,030 shares owned of record by him as custodian for a minor child.
(3) Includes 5,225 shares beneficially owned by Mr. Evans' father, Frank Evans, with respect to which shares Mr. Evans disclaims beneficial ownership and 4,000 shares owned of record by him as a custodian for minor children.

(4) Includes 50,000 shares of Common Stock issuable upon exercise of options exercisable within sixty days.
(5) Includes 2,500 shares of Common Stock issuable upon exercise of options exercisable within sixty days.
(6) Includes 18,288 shares of Common Stock issuable upon exercise of warrants exercisable within sixty days.
(7) Includes 88,250 shares of Common Stock issuable upon exercise of options exercisable within sixty days.
(8) Includes 11,898 shares issuable upon exercise of warrants exercisable within sixty days.
(9) Includes 1,250 shares of Common Stock issuable upon exercise of options exercisable within sixty days.
(10) Includes 179,686 shares of Common Stock issuable upon exercise of options or warrants exercisable within sixty days.


8.     COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

     The following table sets forth compensation earned by or paid to Thomas J. Axon, the Chief Executive Officer of the Company (the "Named Executive"). The Company awarded or paid such compensation to Mr. Axon for services rendered in all capacities during the applicable fiscal years.


                              SUMMARY COMPENSATION TABLE

=========================================================================
                                Annual Compensation
=========================================================================
                                                            Other Annual
     Name and           Fiscal Year   Salary     Bonus      Compensation
 Principal Position                    ($)        ($)           ($)
=========================================================================
Thomas J. Axon-Chief       1996        $ 0         -           $7,000(1)
Executive Officer          1995        $ 0         -           $7,000(1)
                           1994        $ 0         -           $7,000(1)
=========================================================================

 (1)Represents health insurance benefits received by Mr. Axon.


                            Compensation of Directors

     Directors of the Company received no compensation for their service as such. Effective June 5, 1996, each non-employee director of the Company who had served as a director since 1994 was granted an option to purchase 10,000 shares of Common Stock, and each other non-employee director was granted an option to purchase 5,000 shares of Common Stock, pursuant to the Company's 1996 Stock Incentive Plan. These options vest 25% each year on the first four anniversaries of the date of grant at $1.56 per share. To date none of these options have been exercised.
                              Employment Agreements

     The Company and its subsidiaries have written employment agreements with two of its senior employees. Mr. Joseph Caiazzo, the Company's Chief Operation Officer and Ms. Marcia Vacacela, President of Liberty Lending Corporation, a wholly-owned subsidiary of the Company. Mr. Caiazzo entered into a five year contract for annual compensation of $125,000 effective March 25, 1996. In addition, under his employment contract Mr. Caiazzo will receive a bonus of 3.5% of the Company's post-tax profits in excess of $500,000. Mr. Caiazzo also received a grant of 100,000 options to purchase Common Stock, of which 50,000 vested immediately and the balance of which will vest on March 26, 1998.
     Ms.  Vacacela  entered into a two year  employment  agreement  with Liberty
Lending effective January 1, 1997. The agreement provides for an annual compensation of $104,000 and provides for a renewal term of four years, upon agreement of the parties. Ms. Vacacela also received a signing bonus of $12,000 and a grant of 50,000 options to purchase Common Stock, of which 10,000 vest after each year of service is completed. In addition, under her employment agreement Ms. Vacacela will receive a bonus based on 1.5% of post-tax profits of Liberty Lending from $250,000 up to $2 million and 1% of any post-tax profits in excess of $2 million.
                            10. COMPENSATION PLANS:

     The Board of Directors, believing it to be in the best interests of the Company and its stockholders to amend and restate the Plan to increase the number of shares reserved for issuance and options available to be granted under the Plan to 800,000 from 600,000, on June 10, 1997 voted to so amend and restate the Plan. The amended and restated Plan was approved by the Majority Stockholders, in the Written Consent.
                                     General

     The Plan is designed to provide additional incentives for Officers, other key employees and non-employee Directors of the Company to promote the success of the business and to enhance the Company's ability to attract and retain the services of qualified persons.

     The Plan provided for the issuance of a total of up to 600,000 authorized and unissued shares of Common Stock, treasury shares and/or shares acquired by the Company for purposes of the Plan. Options to purchase 256,000 shares have been granted under the Plan leaving available only 344,000 shares for future grants under the Plan. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award are available for other awards under the Plan. The Board of Directors believes that in order to continue to attract qualified directors, employees and consultants who can contribute to the Company's growth, additional shares will have to be available for grant under the Plan.

     Awards under the Plan may be made in the form of (i)-incentive stock options or (ii) non-qualified stock options (incentive and non-qualified stock options are collectively referred to as "options"). Awards may be made to such Officers, Directors and other employees of the Company and its subsidiaries (including employees who are Directors), and to such consultants to the Company as the Committee shall in its discretion select (collectively, "key persons").
                                 Administration

     The Administrator of the Plan (the "Administrator") will be either the Board of Directors, or, at the discretion of the Board of Directors, a committee, composed of not fewer than two Directors. To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, Committee members shall be "outside Directors" within the meaning of Section 162(m). The Administrator will be authorized to construe, interpret and implement the provisions of the Plan, to select the key persons to whom awards will be granted, to determine the terms and provisions of such awards, and to amend outstanding awards. The determinations of the Administrator will be made in its sole discretion and are conclusive.

     Unless sooner terminated by the Board of Directors, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the Plan by the Board of Directors. All awards made under the Plan prior to its termination shall remain in effect until they are satisfied or terminated. The Board of Directors may, without Stockholder approval, suspend, discontinue, revise or amend the Plan at any time or from time to time, subject to certain limitations. In the event of a stock dividend, stock split, recapitalization or the like, the Administrator will equitably adjust the aggregate number of shares subject to the Plan, the number of shares subject to each outstanding award, and the exercise price of each outstanding option.
                              Grants Under the Plan

     Options granted under the Plan may be either incentive stock options or non-qualified stock options. Incentive stock options are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of any incentive stock options granted under the Plan may not be less than the fair market value of the Common Stock at the time the option is granted, provided that, with respect to an incentive stock option granted to an optionee who is or will be the beneficial owner of more than 10% of the combined voting power of all classes of the Company's stock, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of any non-qualified stock options granted under the Plan may be less than the fair market value of the Common Stock but not less than $.01 per share, the par value thereof.

     Incentive stock options and non-qualified stock options may be granted with terms of no more than ten years from the date of grant, provided that in the case of an incentive stock option granted to an optionee who is or, after such grant, will be the beneficial owner of more than 10% of the combined voting power of all classes of the Company's stock, the term of such option may not exceed five years. Options will survive for a limited time after the optionee's death, disability or normal retirement from the Company. Any shares as to which an option expires, lapses unexercised, or is terminated or cancelled may be subject to a new option.
     Unless otherwise determined by the Administrator, in his sole discretion, options are to become exercisable cumulatively over a four-year period, with 25% of the options becoming exercisable on each of the first four anniversaries of the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Administrator, provided that in the case of an incentive stock option the option exercise price shall be no less than 100% of the closing price of Common Stock on the date of grant and, in the case of a non-qualified stock option, the option exercise price shall be no less than par value. The option exercise price is payable in cash, or, with the consent of the Administrator, by surrender of shares of Common Stock having a fair market value on the date of the exercise equal to part or all of the option exercise price, or by such other payment method as the Administrator may prescribe.
                      Termination of Employment or Service

     Unless the Administrator otherwise specifies: (i) all options not yet exercised shall terminate upon termination of the grantee's employment or service by reason of discharge for cause; (ii) if a grantee's employment or service terminates for reasons other than cause or death or disability, the grantee's options generally will be exercisable for 90 days (extendable to one year by the Administrator) after termination to the extent that they were exercisable at termination, but not after the expiration date of the award; and
(iii) if a grantee dies while in the Company's employ or service or during the aforementioned post-employment exercise period, the grantee's options will, to the extent exercisable immediately prior to death, generally remain exercisable for one year after the date of death, but not after the expiration date of the award.
                 Federal Income Tax Consequences of Plan Awards

     The following brief description of the tax consequences of awards under the Plan is based on present Federal tax laws, and does not purport to be a complete description of the Federal tax consequences of the Plan.
     There are generally no Federal tax consequences either to the optionee or to the Company upon the grant of an option. Upon exercise of an incentive stock option, the optionee will not recognize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less); the remainder of any gain to the optionee will be treated as capital gain. Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. Upon exercise of a non-qualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income, and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.
     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code will limit the deduction which the Company may take for otherwise deductible compensation payable to certain executive Officers to the extent that compensation paid to such Officers for a year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's Stockholders and meets certain other criteria. Although the Company believes that compensation realized from stock options and stock appreciation rights granted under the Plan generally will satisfy the requirements to be considered performance-based for purposes of Section 162(m) of the Code, there is no assurance that such awards will satisfy such requirements, and, accordingly, the Company may be limited by
Section 162(m) in the amount of deductions it would otherwise be entitled to take with respect to such awards under the Plan.
     Tax Withholding. The Committee may require payments from participants in the Plan, or withhold from payments due to be made thereunder, in order to satisfy applicable withholding tax requirements.

             19. AMENDMENT OF CHARTER, BY-LAWS OR OTHER DOCUMENTS:

                                     GENERAL

     The Board of Directors, believing it to be in the best interests of the Company and its stockholders to amend and restate Articles IV and VI of the Company's Restated Certificate of Incorporation to (i) increase the authorized capital stock of the Company to 25,000,000 shares from 10,000,000 shares,
(ii)-create a new class of "blank check" preferred stock consisting of 3,000,000 shares, and (iii) modernize the provisions of the Certificate of Incorporation governing the indemnification of officers and directors of the Company (collectively, the "Charter Amendments"), on June 10, 1997 voted to file a Certificate of Amendment and Restatement to the Amended and Restated Certificate of Incorporation to effect the Charter Amendments. The amended and restated text of Articles IV and VI, substantially in the form of Annex A to this Information Statement, was approved by the Majority Stockholders in the Written Consent.
     (a) Increase in Authorized Capital Stock of the Company to 25,000,000 from 10,000,000
     The Board of Directors adopted a resolution unanimously approving and recommending to the Stockholders for their approval by written consent, an amendment to the Certificate of Incorporation to provide therein for the authorization of a total of 25,000,000 shares of capital stock. The text of the
Article IV of the Certificate of Incorporation, as amended and restated, is set forth in Annex A to this Information Statement. The Written Consent approved such amendment.
     The Company's Certificate of Incorporation currently authorizes the Company to issue up to 10,000,000 shares of Common Stock. The Company, currently has issued and outstanding 5,510,385 shares of Common Stock and has reserved an additional 207,358 shares of Common Stock for issuance upon exercise of outstanding warrants of the Company and 800,000 shares of Common Stock for issuance under the Company's stock option plan (assuming the increase in Common Stock reserved for issuance upon exercise of options under the Plan to 800,000). As a result, the number of authorized, non-designated shares of Common Stock available for issuance by the Company in the future has been greatly reduced. Additionally, the Company has entered into a letter of intent for a private placement of a maximum amount of $6.3 million of its equity and convertible securities. Hence, the Company's flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock has been diminished. The Board believes that by increasing the shares of authorized capital stock to 25,000,000 from 10,000,000, the Company will restore its ability to take such actions.
(b)                Creation of "Blank Check" Preferred Stock

     The Board of Directors on June 10, 1997 also adopted a resolution unanimously approving and recommending to the Stockholders for their approval by written consent, an amendment to the Certificate of Incorporation to provide therein for the creation of 3,000,000 shares of "Blank Check" Preferred Stock. The text of the Article IV of the Certificate of Incorporation, as amended and restated is included in Annex A to this Information Statement. The Written Consent approved such amendment. The Board of Directors believes that having such Blank Check Preferred Stock available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies or businesses, and otherwise, is in the best interest of the Company and its Stockholders.
     The term "Blank Check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof (collectively, the "Limitations and Restrictions") are determined by the board of directors of a company. As such, the Board of Directors of the Company will be entitled to authorize the creation and issuance of 3,000,000 shares of Preferred Stock in one or more series with such Limitations and Restrictions as may be determined in the Board's sole discretion, with no further authorization by stockholders required for the creation and issuance thereof.
     The Board of Directors is required to make any determination to issue shares of Common Stock or Preferred Stock based on its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Common Stock or Preferred Stock that may, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of the Board of Directors, this action will be in the best interest of the stockholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Common or Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders and the Company.
     While the Company may consider effecting an equity offering of Preferred Stock in the proximate future for purposes of raising additional working capital or otherwise, the Company, as of the date hereof, has no agreements or understandings with any third party to effect any such offering, to purchase any shares offered in connection therewith, and no assurances are given that any offering will in fact be effected.
                 (c) Modernization of Indemnification Provision

     The Board of Directors, in light of recent Delaware caselaw relating to payment of expenses in connection with indemnification under Section 145 of the General Corporation Law of the State of Delaware ("Section 145") on June 10, 1997 adopted a resolution unanimously approving and recommending to the Stockholders for their approval by written consent, an amendment to the Certificate of Incorporation to make explicit that (a) the Company would advance expenses in connection with any action for which any person could be indemnified pursuant to Section 145, (b) that any such indemnification would be in addition to other rights of indemnification that such persons might otherwise have and
(c) that any amendment or repeal of the indemnification provision of the Certificate of Incorporation would not adversely affect any rights of persons pursuant to such provisions with respect to acts or omissions prior to such repeal or amendment. The Board of Directors believes that this amendment will facilitate maintaining the broadest indemnification permissible under Delaware law and will assist the Company in retaining the most qualified possible officers, directors, employees and consultants. Such amendment was approved by the Majority Stockholders in the Written Consent.
                       By Order of the Board of Directors


                                /s/Thomas J. Axon
                                 Thomas J. Axon
                                    President

Dated: September 9, 1997

 Annex A

Text of Articles IV and VI of Amended and Restated Certificate of Incorporation


                                   ARTICLE IV

     A. The aggregate number of shares which the Corporation shall have authority to issue is twenty five million (25,000,000), consisting of twenty two million (22,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and three million (3,000,000) shares of undesignated Preferred Stock, par value $.001 per share (the "Preferred Shares").
     B. Authority is hereby expressly granted to the Board of Directors (or a committee thereof designated by the Board of Directors pursuant to the Corporation's By-Laws, as from time to time amended, to issue the Preferred Shares from time to time as preferred shares of any series and to declare and pay dividends thereon in accordance with the terms thereof and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of share of such series, and the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.
                                   ARTICLE VI

     A. All persons whom the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall include, without limitation, indemnification for and as incurred, reasonable attorneys' fees and expenses incurred in connection with investigating, preparing or defending any claims, or, if not a party, of responding as a custodian of documents or in any manner related thereto. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of stockholders or directors, or otherwise. No repeal or amendment of this Article VI shall adversely affect any rights of any person pursuant to this Article VI which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.
     B. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i)-for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VI.B shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                       Annex B




















                     FRANKLIN CREDIT MANAGEMENT CORPORATION

                            1996 STOCK INCENTIVE PLAN

                                    ARTICLE I

                                     GENERAL
1.1    Purpose

     The purpose of the Franklin Credit Management Corporation 1996 Stock Incentive Plan (the "Plan") is to provide for officers, directors and other employees of, and consultants to, Franklin Credit Management Corporation (the "Company") an incentive (a)-to enter into and remain in the service of the Company, (b)-to enhance the long-term performance of the Company, and (c)-to acquire a proprietary interest in the success of the Company.
1.2    Administration

     1.2.1 All determinations under the Plan concerning the selection of persons eligible to receive awards with respect to the timing, pricing and amount of an award shall be made by the administrator (the "Administrator") of the Plan. The Administrator shall be either: (a) the Board of Directors or (b) in the discretion of the Board of Directors, a committee (the "Committee") of not less than two members of the Board of Directors. In the event the Plan is administered by the Committee, the Committee shall select one of its members to serve as the chairman thereof and shall hold its meetings at such times and places as it may determine. In such case, a majority of the total number of members of the Committee shall be necessary to constitute a quorum; and (i) the affirmative act of a majority of the members present at any meeting at which a quorum is present, or (ii) the approval in writing by a majority of the members of the Committee, shall be necessary to constitute action by the Committee.
     1.2.2 The Administrator shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e)-to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.
     1.2.3 The determination of the Administrator on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.
     1.2.4 Neither the Administrator nor any member thereof shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.
1.3    Persons Eligible for Awards

     Awards under the Plan may be made to such officers, directors and employees of the Company, and to such consultants to the Company (collectively, "key persons"), as the Administrator shall in its sole discretion select.

1.4    Types of Awards Under Plan

     Awards may be made under the Plan in the form of (a)-incentive stock options, and/or (b)-nonqualified stock options, all as more fully set forth in
Article II. The term "award" means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant.

1.5    Shares Available for Awards

     1.5.1 The total number of shares of common stock of the Company, par value $.01 per share ("Common Stock"), with respect to which awards may be granted pursuant to the Plan shall not exceed eight hundred thousand (800,000) shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Administrator may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.
     1.5.2 If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding award, and the purchase price per share under outstanding awards, shall be equitably adjusted by the Administrator, whose determination shall be final, binding and conclusive. After any adjustment made pursuant to this Section 1.5.2, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

     1.5.3 Any shares subject to an award under the Plan that remain unissued upon the cancellation or termination of such award for any reason whatsoever shall again become available for awards under the Plan. Except as provided in this Section 1.5 and in Section 2.2.4, there shall be no limit on the number or the value of the shares of Common Stock issuable to any individual under the Plan.
     1.5.4 In no event shall the number of shares of Common Stock subject to options awarded during the term of the Plan to any employee exceed 480,000 shares.
1.6    Definitions of Certain Terms

     1.6.1 The "Fair Market Value" of a share of Common Stock on any day shall be determined as follows.
     (a) If the principal market for the Common Stock (the "Market") is a national securities exchange or the Nasdaq National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;
     (b) If the Market is the Nasdaq Small Cap Market or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,
     (c) In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined by the Administrator.
     1.6.2 The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Internal Revenue Code of 1986, as now constituted or subsequently amended (the "Code"), or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agreement. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a "nonqualified stock option."
     1.6.3 The term "employment" means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee's association with the Company as a director, consultant or otherwise.
     1.6.4 A grantee shall be deemed to have a "termination of employment" upon ceasing to be employed by the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 424(a) of the Code applies. The Administrator may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee's association with the Company constitutes a termination of employment for purposes of the Plan. The Administrator shall have the right to determine whether the termination of a grantee's employment is a dismissal for cause and the date of termination in such case, which date the Administrator may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Administrator shall be final, binding and conclusive. 1.6.5 The terms "parent corporation" and "subsidiary corporation" have the meanings given them in section 424(e) and (f) of the Code, respectively.

                                   ARTICLE II
                              AWARDS UNDER THE PLAN

2.1    Agreements Evidencing Awards

     Each award granted under the Plan shall be evidenced by a written agreement ("Plan Agreement") which shall contain such provisions as the Administrator may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.
2.2    Grant of Stock Options

     2.2.1 The Administrator may grant incentive stock options and nonqualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan.
     2.2.2 Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Administrator in its sole discretion; provided, however, that the option exercise price of an incentive stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

     2.2.3 Each Plan Agreement with respect to an option shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Administrator in its sole discretion; provided, however, that no incentive stock option shall be exercisable more than 10 years after the date of grant.

     2.2.4 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options. In applying this provision, there shall be taken into account solely incentive stock options granted after December 31, 1986 to the employee under this Plan and under all other plans of the Company and any subsidiary thereof.
     2.2.5 Notwithstanding the provisions of Section 2.2.2 and 2.2.3, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.
2.3    Exercise of Options

     Subject to the provisions of this Article II, each option granted under the Plan shall be exercisable as follows:
     2.3.1 Unless the applicable Plan Agreement otherwise provides, an option shall become exercisable in four substantially equal installments, the first of which shall become exercisable on the first anniversary of the date of grant and the remaining three of which shall become exercisable, respectively, on the second, third and fourth anniversaries of the date of grant.
     2.3.2 Unless the applicable Plan Agreement otherwise provides, once an installment becomes exercisable, it shall remain exercisable until expiration, cancellation or termination of the award.
     2.3.3 Unless the applicable Plan Agreement otherwise provides, an option may be exercised from time to time as to all or part of the shares as to which such award is then exercisable.
     2.3.4 An option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Administrator shall in its sole discretion prescribe.
     2.3.5 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) with the consent of the Administrator, by delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price (but only if held by the grantee for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company's earnings) and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Administrator and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Administrator may from time to time prescribe.
     2.3.6 Promptly after receiving payment of the full option exercise price, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.
     2.3.7 No grantee of an option (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in
Section 1.5.2, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.
2.4    Termination of Employment; Death

     2.4.1 Except to the extent otherwise provided in Section 2.4.2 or 2.4.3 or in the applicable Plan Agreement, all options not theretofore exercised shall terminate upon termination of the grantee's employment for any reason (including death).

     2.4.2 If a grantee's employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within three months after employment terminates, except that the three-month period shall be increased to one year if the termination is by reason of disability, but in no event after the expiration date of the award as set forth in the Plan Agreement. The term "Disability" shall be defined as determined by the Administrator in its sole discretion provided, however, that if any such determination in the case of an Incentive Stock Option does not meet the requirements of Section 422(c)(6) of the Code, the option shall be converted to a non-qualified stock option.
     2.4.3 If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee's awards are exercisable pursuant to Section 2.4.2, any outstanding option shall be exercisable on the following terms and conditions: (a)-exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b)-exercise must occur by the earlier of the first anniversary of the grantee's death or the expiration date of the award. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator or personal representative, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 and 3.7 hereof.
                                   ARTICLE III
                                  MISCELLANEOUS

3.1    Amendment of the Plan; Modification of Awards

     3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Administrator that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.
     3.1.2 Shareholder approval shall be required with respect to any amendment which: (a) increases the aggregate number of shares which may be issued pursuant to incentive stock options or changes the class of employees eligible to receive such options; or (b) materially increases the benefits under the Plan to persons whose transactions in Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act"), materially increases the number of shares which may be issued to such persons, or materially modifies the eligibility requirements affecting such persons.
     3.1.3 The Administrator may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (a)-accelerate the time or times at which the award may be exercised, or (b) waive or amend any goals, restrictions or conditions set forth in the Plan Agreement, or (c)-extend the scheduled expiration date of the award. However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).
3.2    Restrictions

     3.2.1 If the Administrator shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have- been effected or obtained to the full satisfaction of the Administrator.
     3.2.2 The term "Consent" as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b)-any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Administrator shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3    Nonassignability

     No award or right granted to any person under the Plan or under any Plan Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. All rights granted under the Plan or any Plan Agreement shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

3.4    Requirement of Notification of Election
       Under Section 83(b) of the Code

     If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.5    Requirement of Notification Upon Disqualifying
       Disposition Under Section 421(b) of the Code

     Each Plan Agreement with respect to an incentive stock option shall require the grantee to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6    Withholding Taxes

     3.6.1 Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Administrator, which it shall have sole discretion to grant, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.
3.7    Right of Discharge Reserved

     Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.
3.8    Nature of Payments

     3.8.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.
     3.8.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.
3.9    Non-Uniform Determinations

     The Administrator's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.10  Other Payments or Awards

     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11  Section Headings

     The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

3.12  Effective Date and Term of Plan

     3.12.1 The Plan was adopted by the Board in May 1996, subject to approval by the Company's shareholders. All awards under the Plan prior to such shareholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

     3.12.2 Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards shall thereafter be made under the Plan. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.13  Governing Law

     All  rights  and  obligations   under  the  Plan  shall  be  construed  and
interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.